UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2015 (May 14, 2015)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On May 14, 2015, Range Resources Corporation (“Range”) completed a private offering of $750 million aggregate principal amount of 4.875% Senior Notes due 2025 (the “Notes”), which are jointly, severally, fully and unconditionally guaranteed on a senior unsecured basis by the material subsidiaries of Range (collectively, the “Subsidiary Guarantors”).

The Notes were offered by the Initial Purchasers (defined below) pursuant to Rule 144A and Regulation S of the Securities Act of 1933, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements. Range used the net proceeds from the offering to repay borrowings under its bank credit facility pending its intended redemption of all of its 6  3⁄4% senior subordinated notes due 2020, which it expects to complete in August 2015 using borrowings under its bank credit facility.

Indenture

The terms of the Notes are governed by the Indenture, dated as of May 14, 2015 (the “Indenture”), by and among Range, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will mature on May 15, 2025. Interest will accrue from May 14, 2015, and the first interest payment date will be November 15, 2015. Range may redeem some or all of the Notes at any time and from time to time prior to February 15, 2025, in whole or in part, at the make-whole redemption price specified in the Indenture. On or after February 15, 2025, Range may redeem the notes, in whole or in part and from time to time, at 100% of the principal amount, plus accrued and unpaid interest. Upon the occurrence of certain changes in control, Range must offer to repurchase the Notes. The Notes are unsecured, and are subordinated to all of Range’s existing and future secured debt, rank equally with all of Range’s existing and future senior unsecured debt and rank senior to all of Range’s existing and future subordinated debt. A copy of the Indenture is filed herewith as Exhibit 4.1 to this report and is incorporated by reference herein.

Registration Rights Agreement

In connection with the private placement of the Notes, Range, the Subsidiary Guarantors and the several initial purchasers named therein (the “Initial Purchasers”) entered into a Registration Rights Agreement dated May 14, 2015 (the “Registration Rights Agreement”), whereby Range and the Subsidiary Guarantors have agreed, at their expense, to use commercially reasonable efforts to (i) cause to be filed a registration statement enabling the holders to exchange the privately placed Notes and guarantees for registered notes and guarantees with substantially similar terms, (except that the exchange notes shall not contain terms with respect to transfer restrictions or liquidated damages upon a Registration Default, as defined in the Registration Rights Agreement), (ii) cause the registration statement to become effective by the 365th day following the date of issuance of the Notes, (iii) complete the exchange offer within 60 days after such effective date and (iv) file a shelf registration statement for the resale of the Notes if the exchange offer cannot be effected within the time periods listed above. The interest rate on the Notes will increase if Range does not comply with its obligations under the Registration Rights Agreement. A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.2 to this report and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Notes, the Indenture, the Registration Rights Agreement and the related guarantees is incorporated by reference into this Item 2.03. The descriptions set forth in Item 1.01 and this Item 2.03 are qualified in their entirety by the full text of the Indenture and the Registration Rights Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated May 14, 2015, among Range Resources Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated May 14, 2015, among Range Resources Corporation, the subsidiary guarantors named therein and the Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Roger S. Manny
Roger S. Manny
Chief Financial Officer

Date: May 14, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated May 14, 2015, among Range Resources Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated May 14, 2015, among Range Resources Corporation, the subsidiary guarantors named therein and the Initial Purchasers.

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